UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/13/2010

Pacer International, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-49828

Tennessee	62-0935669
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2300 Clayton Road, Suite 1200
Concord, CA 94520
(Address of principal executive offices, including zip code)

(877) 917-2237
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) (c) Effective March 31, 2010, Marc Jensen, Vice President, Corporate Controller and principal accounting officer of Pacer International, Inc. (the "Company") who works from the Company's Concord, CA office, will leave the Company in connection with the relocation of his position to the Company's offices in Dublin, Ohio. Mr. Jensen's responsibilities as principal accounting officer are being transitioned, effective April 1, 2010, to Michael Gordon, who joined the Company as Vice President, Corporate Controller as of January 1, 2010.

Since June 2009, Mr. Gordon, age 43, has served as a financial consultant for the Company. From November 2007 to December 2009, Mr. Gordon worked for Resources Global Professionals where he provided financial consulting services to a number of clients, including a Fortune 500 specialty chemical company and the Company. Prior to that, Gordon spent eight years with DHL Exel Supply Chain serving as the Financial Controller for North and South America where he was responsible for developing Exel's shared services accounting function. Gordon also spent eight years with Ernst & Young LLP where he served as a Senior Manager providing audit services to both public and private companies.

Mr. Gordon's terms of employment include an annual base salary of $181,500, subject to the Company's across-the-board 10% pay reduction, resulting in an annual base salary of $163,350 while the pay reduction remains in effect, a target bonus opportunity of 30% of his annual base salary and 6-months severance if his employment is terminated by the Company without "cause." The Company has entered into its standard form employment agreement with Mr. Gordon, which includes restrictive covenants for the Company's benefit relating to the non-disclosure of the Company's confidential business information and trade secrets; the disclosure, grant and assignment of inventions; non-solicitation of employees, customers, vendors, agents or contractors to alter adversely their relationships with the Company; and non-competition with regard to any business or activity that competes with the Company. Mr. Gordon also participates, in the Company's supplemental severance program that doubles the period during which severance would be payable if the employee's employment is terminated by the Company or its successor without cause or by the employee with "good reason," in each case within 18 months after a change in control of the Company.

Mr. Jensen is a party to an employment agreement with the Company on the Company's standard form of executive employment agreement, which provides for six months of severance and includes restrictive covenants for the Company's benefit relating to the non-disclosure of the Company's confidential business information and trade secrets; the disclosure, grant and assignment of inventions; and the non-solicitation of employees, customers, vendors, agents or contractors to alter adversely their relationships with the Company. The Company expects to enter into a severance agreement with Mr. Jensen on its standard form of executive severance agreement that would, among other matters, confirm the severance amounts payable and restrictive covenants applicable to Mr. Jensen and contain a release of claims in favor of the Company.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacer International, Inc.

Date: January 19, 2010	By:	/s/ Brian C. Kane
Brian C. Kane
Executive Vice President and Chief Financial Officer